Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone
(214) 368-6391
Fax
(214) 369-4061
WWW.DEMAC.COM

April 2, 2026

AleAnna, Inc.

300 Crescent Court, Suite 1860

Dallas, Texas 75201

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, to the inclusion of our estimates of reserves contained in our report of third party dated March 9, 2026, and to the specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm that appear in the Post-Effective Amendment No. 2 to S-1 on Form S-3 dated April 16, 2025.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716